SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Land & Buildings Hires Houlihan Lokey to Conduct Independent Financial Review in Connection with Its Investment in MGM Resorts International

- Follows Continued Inaction on Part of MGM, Including Refusal to Heed Land & Buildings’ Call to Hire Independent Advisors -

Stamford, CT— (April 13, 2015) – Land and Buildings, an investment firm specializing in publicly traded real estate and real estate related securities, and a shareholder of MGM Resorts International (NYSE: MGM) (“MGM” or the “Company”), today announced that it has retained Houlihan Lokey as its financial advisor to assist in conducting an independent review of Land and Buildings’ recommendations and proposals for enhancing shareholder value at MGM. Land and Buildings intends to nominate four highly qualified, independent director nominees for consideration by shareholders at the Company’s upcoming 2015 Annual Meeting. Land and Buildings believes the addition of these qualified and independent nominees to the Board of MGM is critical to unlocking value at the Company and ensuring that the interests of shareholders are appropriately represented in the boardroom.

Jonathan Litt, Founder and Chief Investment Officer of Land and Buildings, stated, “We have been extremely disappointed by the lack of appropriate urgency and apparent unwillingness of MGM’s Board and management to engage in a constructive dialogue with shareholders. This includes the Board’s decision to ignore our call to hire independent financial advisors to evaluate our proposals and other available options for the benefit of all shareholders. And while the Company has stated that it is exploring a REIT conversion, we are not confident such review is truly independent, is being done on a scale or as expeditiously as is appropriate, or will be shared directly with MGM’s independent directors. As a result we believe we were compelled to do what MGM’s Board has not done, retain an independent financial advisor, Houlihan Lokey, to conduct a thorough strategic review and share that with us over the next few weeks.”

This independent review by Houlihan Lokey will focus on, but not be limited to Land and Buildings’ proposal that MGM explore a REIT conversion, a tax free spin-off of a lodging C-corp, a reduction of leverage through asset sales and an MGM China special dividend. Land and Buildings expects to share additional insight with its fellow shareholders, as well as with MGM, following its receipt of the results of the independent review by Houlihan Lokey.

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company

212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF MGM RESORTS INTERNATIONAL (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY LAND & BUILDINGS WITH THE SEC ON APRIL 9, 2015. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.